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                          STEP AHEAD INVESTMENTS, INC.
                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                               DECEMBER 10, 1998

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF STEP AHEAD INVESTMENTS, INC.

    The undersigned hereby appoints Gary Cino and David Reed, or either of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock, no par value, and Preferred Stock, no par value, of Step Ahead Investments, Inc. ("Step Ahead"), held of record by the undersigned on November 10, 1998 at the Special Meeting of Shareholders of Step Ahead to be held at the executive offices of Step Ahead, located at 3222 Winona Way, North Highlands, California 95660 on December 10, 1998, at 10:00 a.m., local time, and at any adjournments or postponements thereof.

1. Approval of the Merger Agreement and the Merger, as described in the accompanying Prospectus/Proxy Statement.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

2. Selection of Gary Cino as your representative to act for and on your behalf with respect to all matters arising in connection with shares of Dollar Tree common stock to be placed in escrow.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3. The transaction of such other business as may properly come before the Special Meeting or any adjournments or postponements of the Special Meeting.

         The Board of Directors recommends that you vote FOR the proposals.

    THIS PROXY WILL BE VOTED AS DIRECTED ABOVE. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS. IN THEIR DISCRETION, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE, IN ACCORDANCE WITH THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

                  (Continued and to be signed on reverse side)
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    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF STEP AHEAD
INVESTMENTS, INC.

                                      __________________________________________
                                      Print Shareholder(s) name

                                      __________________________________________
                                      Signatures of Shareholder(s) or
                                      Authorized Signatory(ies)

                                      __________________________________________

                                      Dated: ______________________________,1998
                                      Please sign exactly as your name appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute the above proxy for a deceased shareholder should give their full title. Please date the proxy.

        WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE
           COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE SO THAT YOUR SHARES MAY BE
                       REPRESENTED AT THE SPECIAL MEETING